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                                                                       Exhibit 6

                             DISTRIBUTION AGREEMENT


         AGREEMENT made this 16th day of January, 1997, between FIVE ARROWS SHORT-TERM INVESTMENT TRUST (the "Trust"), a Delaware business trust and FIVE ARROWS FUND DISTRIBUTORS, INC. ("Distributor"), a Delaware corporation.


         WHEREAS, Distributor is an affiliate of BISYS Fund Services Limited Partnership, BISYS Fund Services, Inc. and BISYS Fund Services (Ireland) Limited (each such entity and any other entity hereafter providing services under a BISYS Agreement (as defined below) is hereinafter referred to a "BISYS Entity");

         WHEREAS, concurrently herewith, Distributor and the other BISYS Entities are entering into other agreements to provide services to the Trust, The International Currency Fund, and Five Arrows Cash Management Fund PLC (such agreements and any other comparable agreements in effect from time to time being referred to collectively as the "BISYS Agreements");

         WHEREAS, the Trust is an open-end management investment company, organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust, either now or hereafter created (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       SERVICES AS DISTRIBUTOR.

                  1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto. The Distributor hereby agrees to act as agent for the Trust in connection with any share repurchase arrangements from time to time offered by the Trust in accordance with the terms of the Trust's registration statement as from time to time amended.




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                  1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                      Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934, all provisions of the Trust's Master Trust Agreement and other governing documents, and the terms of the Trust's registration statement.

                  1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

                  1.5 Distributor will transmit on a timely basis any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

                  1.6 Whenever in their judgment such action is desirable, the Trust may suspend, terminate or withdraw the offering of Shares, or decline to accept any order.

                  1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request. The Distributor also agrees to furnish to the Trust sufficient copies of any

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sales literature it intends to use in connection with any sales of shares in adequate time for the Trust to review such sales literature. The Distributor agrees that it will be responsible for filing and clearing all such sales literature with the proper authorities before the same is put in use to the extent required by applicable law, and not to use the same until so filed and cleared. The Distributor agrees that it will not use, distribute or disseminate or authorize the use, distribution or dissemination by others in connection with the sale of shares of the Funds, any statement, other than those contained in the Trust's current registration statement, except such supplemental literature or advertising as shall be approved by the Trust.

                  1.9 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity, in all material respects, with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.10 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares so long as Distributor has not received notice to the contrary. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of
Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or

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necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated therein or necessary to such information not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given in accordance with
Section 6 hereof, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than with respect to incremental liabilities resulting from such failure. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                           This Agreement of indemnity will inure exclusively
to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

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                  1.11 Distributor agrees to indemnify, defend and hold the
Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any (i) untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading (ii) sale by Distributor of Shares of the Trust in any jurisdiction in which such Shares are not authorized to be sold, or (iii) willful misfeasance, bad faith or negligence by Distributor. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than with respect to incremental liabilities resulting from such failure.

                  1.12 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

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                  1.13 The Trust agrees to advise Distributor as soon as
reasonably practical by a notice in writing delivered to Distributor or its counsel:

                        (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                        (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                        (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                        (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                         For purposes of this section, informal requests by or
acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.14 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  1.15 For purposes of this Agreement, actions or omissions by any BISYS Entity or its employees, agents, directors, officers or nominees made in any capacity shall be deemed to be actions or omissions by Distributor. Actions or omissions by a person who is both an officer or employee of the Trust and an officer or employee of any BISYS Entity shall be deemed to have been committed solely in such person's capacity as an officer or employee of such BISYS Entity.

                  1.16 This Agreement shall be governed by the laws of the State of Ohio.

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         2.       REPRESENTATIONS OF DISTRIBUTOR.

                  Distributor represents and warrants that: (a) Distributor is, and shall continue to be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and applicable state law to the extent required in connection with the performance of its duties under this Agreement;
(b) Distributor is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority to carry on the activities contemplated by this Agreement; and (c) this Agreement has been duly authorized, executed and delivered by Distributor, and is the legal, valid and binding obligation of Distributor, enforceable in accordance with its terms.


         3.       COMPENSATION.

                  The Distributor shall be entitled, subject to the terms and conditions of the Trust's Plan of Distribution Pursuant to Rule 12b-1, to amounts payable by the Trust thereunder.

         4.       SALE AND PAYMENT.

                  Pursuant to the Agreement and Declaration of Trust dated as of August 13, 1996, as amended, each Fund may be divided into separate classes of Shares in which case the Shares of one or more classes may be subject to a service fee pursuant to a duly adopted Service Plan. Prior to the time of delivery of any Shares by a Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The public offering price of a Share shall be the net asset value of such Share, all as set forth in the current prospectus of the Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the applicable Prospectus and Statement of Additional Information.

         5.       TERM, DURATION AND TERMINATION.

                  This Agreement shall become effective with respect to each Fund, either now or hereafter created, as of the date first written above and, unless sooner terminated as provided herein, shall continue until January 16, 1999. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by either the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the


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terms "majority of the outstanding voting securities," "interested persons" and
"assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         6.       NOTICE.

         Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission or telex, by reputable overnight delivery service, postage prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated below or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

If to the Trust:          c/o Rothschild International Asset Management Limited
                          Five Arrows House
                          St. Swithin's Lane
                          London EC4N 8NR United Kingdom
                          Attention: Peter B. Collacott

                          with a copy to:

                          Geoffrey R.T. Kenyon
                          Goodwin, Procter & Hoar  LLP
                          Exchange Place
                          Boston, MA 02109-2881

If to Distributor:        3435 Stelzer Road
                          Columbus, Ohio 43219.
                          Attention: George O. Martinez

         7.       LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

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         8. SEVERAL OBLIGATIONS OF THE FUNDS. The Trust is a series company with multiple series, the Funds, and has entered into this Agreement on behalf of those series, as amended from time to time on notice to the Distributor. With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Distributor shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Distributor by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

         9.       MISCELLANEOUS.

         For purposes of this Agreement, no officer of the Trust who is an employee of any BISYS Entity shall be deemed to be an authorized representative of the Trust for the purposes of giving or receiving any notice, consent, or other communication pursuant to Sections 1.9, 1.10, 1.11, 1.13, 1.14 and 5 or not in the ordinary course of business. No provision of this Agreement shall be deemed to limit the duties or obligations of Distributor or any other BISYS Entity under any other BISYS Agreement. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

                [Remainder of the page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


FIVE ARROWS SHORT-TERM          FIVE ARROWS FUND DISTRIBUTORS,
INVESTMENT TRUST                INC.

By: /s/ Paul R. Freeman         By: /s/ Walter Grimm
   -------------------------       --------------------------
Title: Senior Vice President    Title: President
      ----------------------          -----------------------
Date: 6/1/97                   Date:  1/15/97
     -----------------------          -----------------------



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         So long as this Distribution Agreement remains in effect, the undersigned Rothschild International Asset Management Limited grants to the Distributor a non-exclusive, non-transferable, non-assignable licence to use the name or mark "Five Arrows" as part of its corporate name. Five Arrows Fund Distributors, Inc. or any other corporate name to which Rothschild International Asset Management Limited has given its prior written consent (at its absolute discretion). During this period the Distributor will maintain the high standards of professionalism that are associated with the N.M. Rothschild organization. The Distributor will not sublicense the name "Five Arrows," nor use or authorize any use of such name except in connection with the distribution of shares of Five Arrows Short-Term Investment Trust in the manner contemplated by this Distribution Agreement. Upon (i) any termination of this Distribution Agreement or (ii) the commencement by the Distributor of any activity other than the distribution of shares of Five Arrows Short-Term Investment Trust in the manner contemplated by this Agreement, this license and all right of the Distributor to use the names or marks "Five Arrows" shall terminate, whereupon within seven days the Distributor will take all necessary actions to change its corporate name to a name which neither makes use of such words nor names or marks that are in the opinion of Rothschild International Asset Management confusingly similar thereto.

Executed as of the date first set forth above.

                                       ROTHSCHILD INTERNATIONAL
                                        ASSET MANAGEMENT LIMITED

                                       By: /s/ Peter Troughton
                                          ----------------------------
Acknowledged and Agreed

FIVE ARROWS FUND DISTRIBUTORS, INC.

By: /s/ Walter Grimm
   -------------------------------
        Walter Grimm



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